EXHIBIT 10.24

CONSILIUM

               Addendum Software License and Maintenance Agreement

            This addendum (the "Addendum") to the Consilium, Inc., Software License. and Maintenance Agreements is entered Into between ConsiIium, Inc., ("Consilium") and Harris Corporation ("License.") and is effective October 27, 1995.

                                    Recitals

      A. The parties have entered into a Software License and Maintenance Agreement dated July 31, 1984, (the "Agreement").

      B. The parties wish to modify the Agreement in certain respects as follows:

                                    Addendum

      1. Amended and Restated License Grant

      Consilium agrees to grant to Licensee a conversion to and upgrade of the existing license grant to an equivalent of a one thousand five hundred (1,500) Concurrent User License level for the Licensed Programs set forth below. In addition Licensee shall have the right to designate the hardware platform on which the Licensed Programs will be used, from any platform then currently supported by Consilium, at no additional transfer lee.

      WorkStream License Programs
      ---------------------------
      Activity Planner/Dispatch
      Custom Data Collection
      Engineering Data Collection, Advanced
      Factory Communications
      Process Automation Management
      Resource Tracking, Advanced
      Rule. Based Dispatch
      Specifications
      Statistical Quality Control
      Work in Process Tracking, Advanced (Includes inventory Tracking) WorkStream Interface Tools

      Total Conversion and Upgrade Fee:                                 $207,000

      Payment Term.: 100% due on execution of this Addendum and receipt by Consilium of Licensee'. Purchase Order In favor of Consilium, arid payable by Licensee net thirty (30) day. following receipt by Licensee of a connect Consilium invoice.

      2. Amended and Restated Scope of Use.

      (a) Licensee shall have the right to us. the Licensed Programs solely for Licensee's worldwide Internal operation., for the designated number of licensed Concurrent Users as set forth above. All users of the Licensed Programs must be physically located at authorized sites of Licensee. The Licensed Programs shall not be used to monitor or control operations at any other physical locations. For the purpose of the Agreements:

      I. An authorized she of Licensee shall be considered any subsidiaries or affiliates of Licensee which directly or indirectly control or are controlled by, or at. under the common control of Licensee. Control means, "the possession, directly or indirectly, of the power to direct or cause the direction of the management and operating policies of the subsidiary or affiliate in respect of which the determination it being made, through the ownership of voting securities (of greater than 50% of its voting securities or the maximum as allow or required by law), contract, voting bust or otherwise, or if a partnership. as to which Licenses is a general partner, or that Licensee otherwise control In matter. of management and operations".

      II. A Concurrent User shall mean a person or application that accesses the database directly or indirectly through the WorkStream Licensed Program's module/application.

      (b) Licensee is authorized to use the Licensed Programs on a backup computer(s) of its choice at an authorized site or such temporary alternate location as may be required until which time U the designated computer(s) is operable and processing on the backup computer Is completed.

      (c) Licensee shall use the Licensed Programs solely and exclusively for its own purposes and shall not, Without the prior within approval of Consilium, either allow any third party, person, firm or corporation to use the Licensed Programs, or Itself use the Licensed Programs for the purposes of any such third party, whether or not Licensee is compensated therefor. Access to the Licensed Program by any Such third party, person, firm or corporation for the direct benefit of Licensee may be granted subject to confidentiality obligations substantially similar to those which are set forth in Paragraph 14 of the Software License Agreement dated July 31, 1984.

      (d) The parties agree that on a biannual basis (the actual dates to be mutually agreed upon by the parties), a Concurrent User or Connection count and/or audit of usage will take place to determine. that the current level of use is consistent with the 1,500 Concurrent User license level and/or then current Concurrent license level. Licensee shall be obligated to purchase additional user and/or connection licenses for the Licensed Programs that are beyond the 1,500 Concurrent User or then current connection license level limit. In the event adjustments to the actual Concurrent User or Connection license levels are necessary, the timing of any such adjustments shall be as mutually agreed upon by the parties.

      3. WorkStream DFS/A Licensed Program

      (a) Licensee currently has a ten (10) Connection object code license to WorkStream Connection and Station Controller. Consilium agrees to grant to Licensee subject to the fees set forth below and in accordance with additional terms and conditions herein and as set forth in 2(a)i, 2(b), 2(c), 2(d), an object code only license to the following additional Licensed Programs at the one hundred (100) Connection license level;

  (i) Licensed Programs available for delivery on or before 10/31/95  List Price
      --------------------------------------------------------------  ----------
      Station Controller                                              $ 140,000
      Recipe Management Server                                          182,000
                                                                      ---------
      Subtotal List Price                                             $ 322,000
      less discount (applicable Is Addendum signed and Purchase        (128,800)
      Order received on or before October 31, 1995)
                                                                      ---------
      Total License Fees Due                                           $193,200

      Payment Terms: 100% due on delivery of the Licensed Program(s) by Consilium and payable net 90 days following Licensee's receipt of a correct Consilium Invoice.

      The annual Maintenance Fee shall be based on fifteen percent (15%) of Consilium's then current list price ($322,000 x 15% = $48,300). For the first year the Maintenance Fees shall be pro-rated for a term effective February 1, 1996 (expiration data of the ninety (90) day warranty period) through July 30, 1996 in the amount of $24,150, and shall be due and payable in advance, net thirty (30) days following the effective date and receipt by Licensee of a correct Consilium invoice

      (b) For the purpose of the Agreement 1) "Object Code" shall mean the Programs assembled or compiled in magnetic or electronic binary form on software media, which are readable and usable by machines, but riot generally readable by human. without reverse assembly, reverse compiling or reverse engineering, and
2) "Source Code" means the Programs written In programming languages (such as COBOL or O++), including all comments and procedural code, such as job control language, statements, In a form Intelligible to trained programmers and capable of being translated into Object Code for operation on computer equipment through assembly or compiling, and accompanied by documentation in sufficient detail to enable a trained programmer through the study of such documentation to modify the Programs without undue experimentation.

      (c) Licensee may reproduce the Object Code and translate its form when such recompilation or reverse engineering is indispensable In obtaining the necessary information to achieve the interoperability of other computer programs with the Licensed Programs, but only if: 1) the Source Code has bean requested from Consilium by Licensee and Consilium has advised such Source Code Is not otherwise readily available, and 2) the acts are confined to the parts of the Object Code Programs which are necessary to achieve interoperability, and 3) such Source Code is not used for the development, production or marketing of a computer program substantially similar expression or used In a manner which unreasonably prejudices Consilium's interest, rights or title in or to its Licensed Programs.

      (d) Consilium grants to Licensee the right to trade in existing licensed WorkStream Programs, for an equal number of Concurrent User licenses to WorkStream-DFS Application Server Programs, at no additional license fee charge, which contain equivalent and/or similar functionality and are intended to replace the existing WorkStream Program(s) as Consillium's next generation Application Server Program(s). This does not include any embedded third party software which Cosilium utilizes in the Application Server Program(s), and for which Consilium would be required to pay royalties to the third party vendor. In this event

Licensee agrees to pay either Consilium or the third party vendor (as directed by Consilium) any applicable fees which would be due.

      (e) Licensee may at their option and at their sole discretion license or otherwise purchase software products or programs from any third party vendor. Licensee acknowledges that such rights In no way obligate Consilium to ensure or otherwise guarantee the computability of such products or programs with the Consilium provided Licensed Programs.

      (f) Consilium will offer Licensee a minimum thirty percent (30%) discount from the then current list price for any additional Licensed Programs to be licensed by Licensee. The 30% discount applies only to the License Fees for any such additional Licensed Programs.

      4. Maintenance

      (a) For the Licensed Programs set forth in section 1., and the ten (10) Connection License Programs referenced In section 3(a), and/or the converted WorkStream DFS licenses referenced in section 3(d), the annual baseline Maintenance Fee for each of the next five (5) years shall be as follows and shall be payable annually in advance;

      Effective July 31, 1996 through July 30, 1997               $162,628
      Effective July 31, 1997 through July 30, 1998               $189,810
      Effective July 31. 1998 through July 30. 1999               $216,697
      Effective July 31, 1999 through July 30, 2000               $243,785
      Effective July 31, 2000 through July 30, 2001               $270,672
      and, for each year thereafter                               $270,872

5. All other terms of the Agreements shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum on the date first written above.

CONSILIUM, INC.                           HARRIS CORPORATION
Consilium:                                Licensee:

/s/ Debbie S. Petillo                     /s/ Edward Dimbero
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Signature                                 Signature


Debbie S. Petillo                         Edward Dimbero
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Printed Name                              Printed Name


Manager, Contract Administration/
General Legal Services                    Manager, Manufacturing Systems
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Title                                     Title